                                  FIFTH AMENDMENT TO
                 AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT


     THIS FIFTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of September 29, 1997 (this "AMENDMENT"), is among INACOM FINANCE CORP. ("SELLER"), INACOM CORP. ("INACOM"), CLIPPER RECEIVABLES CORPORATION ("PURCHASER"), STATE STREET CAPITAL CORPORATION, as administrator (the "ADMINISTRATOR"), and NORWEST BANK MINNESOTA, N.A., as relationship bank (the "RELATIONSHIP BANK").


                                      BACKGROUND

1. Seller, Inacom, Purchaser, the Administrator and the Relationship Bank are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of August 21, 1995, as amended by the First Amendment to Amended and Restated Receivables Purchase Agreement, dated as of May 31, 1996, the Second Amendment to Amended and Restated Receivables Purchase Agreement, dated as of November 20, 1996, the Third Amendment to Amended and Restated Receivables Purchase Agreement, dated as of January 8, 1997 and the Fourth Amendment to Amended and Restated Receivables Purchase Agreement, dated as of July 18, 1997 (the "RECEIVABLES PURCHASE AGREEMENT").

2. The parties desire to amend the Receivables Purchase Agreement in certain respects as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

SECTION 2. LIABILITIES TO TANGIBLE NET WORTH. SECTION 7.05(b) of the Receivables Purchase Agreement is hereby amended by inserting immediately after the words "to exceed" where they appear therein the phrase "(i) 6.5 to 1.0 for any period ending prior to July 1, 1998 and (ii)" and by inserting the words "for any period ending thereafter" after the phrase "6.0 to 1.0" where it appears therein.

SECTION 3. BACK-UP SERVICER EVENT. The definition of "BACK-UP SERVICER EVENT" that appears in APPENDIX A to the Receivables Purchase Agreement is hereby amended by deleting the phrase "5.0 to 1.0" where it appears in CLAUSE (ii) thereof and substituting therefor the phrase "(x) 6.5 to 1.0 for any period ending prior to July 1, 1998 and (y) 6.0 to 1.0 for any period ending thereafter".

SECTION 4. REPRESENTATIONS AND WARRANTIES. Each Seller Party hereby jointly and severally represents and warrants that (i) the representations and warranties contained in SECTION 6.01 of the Receivables Purchase Agreement are true and correct on and as of the date hereof, and after giving effect hereto, as though made on and as of such date, and shall be deemed to have been made on such date and (ii) no event has occurred and is continuing, or would result from this Amendment, that constitutes a Liquidation Event or Unmatured Liquidation Event.

SECTION 5. MISCELLANEOUS. This Amendment will not become effective until the rating agencies that rate the Commercial Paper Notes confirm the current rating of such Commercial Paper Notes after giving effect hereto. The Receivables Purchase Agreement, as amended hereby, remains in full force and effect. Any reference to the Receivables Purchase Agreement from and after the date hereof shall be deemed to refer to the Receivables Purchase Agreement as amended hereby, unless otherwise expressly stated. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. This Amendment may be executed in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. The Seller Parties, jointly and severally, hereby agree to pay on demand all costs and expenses, including reasonable attorneys' fees, incurred by the Purchaser, the Relationship Bank or the Administrator in connection with the preparation or execution of this Amendment.


                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunder duly authorized, as of the date first above written.

                              INACOM FINANCE CORP.


                              By:/s/ Dave Guenthner
                                 ----------------------------
                              Name Printed:Dave Guenthner
                                   --------------------------
                              Its:      CFO
                                  ---------------------------

                              INACOM CORP.


                              By:/s/ Dave Guenthner
                                 ----------------------------
                              Name Printed:Dave Guenthner
                                           ------------------
                              Its:      CFO
                                   --------------------------

                              CLIPPER RECEIVABLES CORPORATION


                              By:/s/ Anne B. Brennan
                                 ----------------------------
                              Name Printed:Anne B. Brennan
                                           ------------------
                              Its:      Secretary
                                   --------------------------


                              STATE STREET CAPITAL CORPORATION,
                              as Administrator


                              By:/s/ David Lister
                                 ------------------------------
                              Name Printed:David Lister
                                           --------------------
                              Its:      Vice President
                                   ----------------------------


                              NORWEST BANK MINNESOTA, N.A.,
                              as Relationship Bank


                              By:/s/ Jennifer Fallat
                                 ------------------------------
                              Name Printed:Jennifer Fallat
                                           --------------------
                              Its: Corporate Banking Officer
                                   ----------------------------

                                                            Fifth Amendment to
                                                Receivables Purchase Agreement

                                 FOURTH AMENDMENT TO
                 AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT


THIS FOURTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of July 18, 1997 (this "AMENDMENT"), is among INACOM FINANCE CORP. ("SELLER"), INACOM CORP. ("INACOM"), CLIPPER RECEIVABLES CORPORATION ("PURCHASER"), STATE STREET CAPITAL CORPORATION, as administrator (the "ADMINISTRATOR"), and NORWEST BANK MINNESOTA, N.A., as relationship bank (the "RELATIONSHIP BANK").


                                      BACKGROUND

1. Seller, Inacom, Purchaser, the Administrator and the Relationship Bank are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of August 21, 1995, as amended by the First Amendment to Amended and Restated Receivables Purchase Agreement, dated as of May 31, 1996, the Second Amendment to Amended and Restated Receivables Purchase Agreement, dated as of November 20, 1996, and the Third Amendment to Amended and Restated Receivables Purchase Agreement, dated as of January 8, 1997 (the "RECEIVABLES PURCHASE AGREEMENT").

2. The parties desire to amend the Receivables Purchase Agreement in certain respects as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

SECTION 2. DEFAULTED RECEIVABLE. The definition of "Defaulted Receivable" where it appears in APPENDIX A to the Receivables Purchase Agreement is hereby amended by (i) inserting the word "or" immediately before CLAUSE (d) thereof,
(ii) deleting the semi-colon and the word "or" that appears immediately after CLAUSE (d) thereof and substituting therefor a period and (iii) deleting CLAUSE
(e) thereof in its entirety. The definition of "Eligible Receivable" that appears in APPENDIX A of the Receivables Purchase Agreement is hereby amended by adding a new phrase at the end of PARAGRAPH d thereof, immediately before the semi-colon, as follows: "and which is not owed by an Obligor with ten percent (10%) or more of the aggregate Unpaid Balance of all Receivables owed by such obligor that are Defaulted Receivables".

SECTION 3. WAIVER. Purchaser, the Administrator and the Relationship Bank hereby waive the following Liquidation Events: (i) the occurrence of a Liquidation Event pursuant to SECTION 10.01(h)(i) of the Receivables Purchase Agreement for the Cut-Off Dates relating to the months of August through November of 1996 as a result of the inclusion of Defaulted Receivables described in clause (e) of the original definition thereof in the calculation of such ratio; (ii) the occurrence of a Liquidation Event pursuant to SECTION 10.01(h)(ii) of the Receivables purchase Agreement for the Cut-Off Dates for the months of September of 1996 through January of 1997 as a result of the inclusion of Defaulted Receivables described in clause (e) of the original definition thereof in the calculation of such ratio; (iii) the occurrence of a Liquidation Event pursuant to SECTION 10.01(k)(i) of the Receivables Purchase Agreement for the Cut-Off-Dates for the months of November of 1995, February of 1996, May of 1996 and September through November of 1996 as a result of the inclusion of Defaulted Receivables described in clause (e) of the original definition thereof in the calculation of such ratio; (iv) the occurrence of a Liquidation Event pursuant to SECTION 10.01(k)(ii) of the Receivables Purchase Agreement for the Cut-Off Dates for the months of November of 1995, March through July of 1996 and September of 1996 through January of 1997 as a result of the inclusion of Defaulted Receivables described in clause (e) of the original definition thereof in the calculation of such ratio; and (v) a Liquidation Events occurring as the result of the failure of inacom to provide the notice required pursuant to SECTION 7.03(g) of the Receivables Purchase Agreement for the period prior to the date hereof. The foregoing waiver shall only apply with respect to the Liquidation Events specified in the foregoing sentence, and shall not apply to any other now existing or hereafter occurring Liquidation Event.

SECTION 4. REPRESENTATIONS AND WARRANTIES. Each Seller Party hereby jointly and severally represents and warrants that (i) the representations and warranties contained in SECTION 6.01 of the Receivables Purchase Agreement are true and correct on and as of the date hereof, and after giving effect hereto, as though made on and as of such date, and shall be deemed to have been made on such date and (ii) no event has occurred and is continuing, or would result from this Amendment, that constitutes a Liquidation Event or Unmatured Liquidation Event.

SECTION 5. MISCELLANEOUS. This Amendment will not become effective until the rating agencies that rate the Commercial Paper Notes confirm the current rating of such Commercial Paper Notes after giving effect hereto. The Receivables Purchase Agreement, as amended hereby, remains in full force and effect. Any reference to the Receivables Purchase Agreement from and after the date hereof shall be deemed to refer to the Receivables Purchase Agreement as amended hereby, unless otherwise expressly stated. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. This Amendment may be executed in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. The Seller Parties, jointly and severally, hereby agree to pay on demand all costs and expenses, including reasonable attorneys' fees, incurred by the Purchaser, the Relationship Bank or the Administrator in connection with the preparation or execution of this Amendment.


                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunder duly authorized, as of the date first above written.

                         INACOM FINANCE CORP.


                         By:/s/ Dave Guenthner
                            -------------------------------------
                         Name Printed:Dave Guenthner
                                      ---------------------------
                         Its: Executive Vice President & Chief
                              -----------------------------------
                              Financial Officer


                         INACOM CORP.


                         By:/s/ Dave Guenthner
                            ------------------------------------
                         Name Printed:Dave Guenthner
                                      --------------------------
                         Its: Executive Vice President & Chief
                              -----------------------------------
                              Financial Officer


                         CLIPPER RECEIVABLES CORPORATION


                         By:/s/ Tiffany Percival
                                ---------------------------------
                         Name Printed: Tiffany Percival
                                       --------------------------
                         Its:      Secretary
                                ---------------------------------

                         STATE STREET CAPITAL CORPORATION,
                         as Administrator


                         By:/s/ David Lister
                            -------------------------------------
                         Name Printed:David Lister
                                      ---------------------------
                         Its:      Vice President
                               ----------------------------------


                         NORWEST BANK MINNESOTA, N.A.,
                         as Relationship Bank


                         By:/s/ Jennifer Fallat
                            -------------------------------------
                         Name Printed:Jennifer Fallat
                                      ---------------------------
                         Its:      Corporate Banking Officer
                               ----------------------------------

                                                            Fourth Amendment to
                                                 Receivables Purchase Agreement

                                  THIRD AMENDMENT TO
                 AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT


THIS THIRD AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of January 8, 1997 (this "AMENDMENT"), is among INACOM FINANCE CORP. ("SELLER"), INACOM CORP. ("INACOM"), CLIPPER RECEIVABLES CORPORATION ("PURCHASER"), STATE STREET BOSTON CAPITAL CORPORATION, as administrator (the "ADMINISTRATOR"), and NORWEST BANK MINNESOTA, N.A., as relationship bank (the "RELATIONSHIP BANK").


                                      BACKGROUND

1. Seller, Inacom, Purchaser, the Administrator and the Relationship Bank are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of August 21, 1995, as amended by the First Amendment to Amended and Restated Receivables Purchase Agreement, dated as of May 31, 1996 and the Second Amendment to Amended and Restated Receivables Purchase Agreement, dated as of November 20, 1996 (the "RECEIVABLES PURCHASE AGREEMENT").

2. The parties desire to amend the Receivables Purchase Agreement in certain respects as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

SECTION 2. PURCHASE LIMIT. SECTION 1.01 of the Receivables Purchase Agreement is hereby amended by deleting the number "$100,000,000" where it appears in CLAUSE (a)(1) of the PROVISO of the first sentence thereof and substituting therefor the number "$200,000,000".

SECTION 3. REPRESENTATIONS AND WARRANTIES. Each Seller Party hereby jointly and severally represents and warrants that (i) the representations and warranties contained in SECTION 6.01 of the Receivables Purchase Agreement are true and correct on and as of the date hereof, and after giving effect hereto, as though made on and as of such date, and shall be deemed to have been made on such date and (ii) no event has occurred and is continuing, or would result from this Amendment, that constitutes a Liquidation Event or Unmatured Liquidation Event.

SECTION 4. EFFECTIVENESS. This Amendment shall become effective as of January 13, 1997.

SECTION 5. MISCELLANEOUS. The Receivables Purchase Agreement, as amended hereby, remains in full force and effect. Any reference to the Receivables Purchase Agreement from and after the date hereof shall be deemed to refer to the Receivables Purchase Agreement as amended hereby, unless otherwise expressly stated. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. This Amendment may be executed in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. The Seller Parties, jointly and severally, hereby agree to pay on demand all costs and expenses, including reasonable attorneys' fees, incurred by the Purchaser, the Relationship Bank or the Administrator in connection with the preparation or execution of this Amendment.


                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunder duly authorized, as of the date first above written.

                         INACOM FINANCE CORP.


                         By:/s/ Dave Guenthner
                            ------------------------------------
                         Name Printed:Dave Guenthner
                                      --------------------------
                         Its: Executive Vice President & Chief
                              ----------------------------------
                              Financial Officer


                         INACOM CORP.


                         By:/s/ Dave Guenthner
                            ------------------------------------
                         Name Printed:Dave Guenthner
                                      --------------------------
                         Its: Executive Vice President & Chief
                              ----------------------------------
                              Financial Officer


                         CLIPPER RECEIVABLES CORPORATION


                         By:/s/ Tiffany Percival
                            ----------------------------------
                         Name Printed: Tiffany Percival
                                       ------------------------
                         Its:      Secretary
                              ---------------------------------

                         STATE STREET BOSTON CAPITAL CORPORATION, as Administrator


                         By:/s/ Paul Schmieder
                            --------------------------------------
                         Name Printed: Paul Schmieder
                                       ---------------------------
                         Its:      Senior Associate
                               -----------------------------------


                         NORWEST BANK MINNESOTA, N.A.,
                         as Relationship Bank


                         By:/s/ Jerome W. Fors III
                            -------------------------------------
                         Name Printed: Jerome W. Fors III
                                       --------------------------
                         Its:      Vice President
                              -----------------------------------

                                                             Third Amendment to
                                                 Receivables Purchase Agreement

                                 SECOND AMENDMENT TO
                 AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT


THIS SECOND AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of November 20, 1996 (this "AMENDMENT"), is among INACOM FINANCE CORP. ("SELLER"), INACOM CORP. ("INACOM"), CLIPPER RECEIVABLES CORPORATION ("PURCHASER"), STATE STREET BOSTON CAPITAL CORPORATION, as administrator (the "ADMINISTRATOR"), and NORWEST BANK MINNESOTA, N.A., as relationship bank (the "RELATIONSHIP BANK").


                                      BACKGROUND

1. Seller, Inacom, Purchaser, the Administrator and the Relationship Bank are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of August 21, 1995, as amended by the First Amendment to Amended and Restated Receivables Purchase Agreement, dated as of May 31, 1996 (the "RECEIVABLES PURCHASE AGREEMENT").

2. The parties desire to amend the Receivables Purchase Agreement in certain respects as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

SECTION 2. RECEIVABLES. The definition of "RECEIVABLE" where it appears in Appendix A to the Receivables Purchase Agreement is hereby amended in its entirety as follows:

          "RECEIVABLE" means (i) any right to payment from a Person, whether constituting an account, chattel paper, instrument or general intangible, arising from the sale of computer or technology information merchandise or provision of services by an originator, and includes the right to payment of any interest or finance charges and other obligations of such Person with respect thereto (PROVIDED that the term "Receivable" shall not include any such right to payment from the United States government, or an agency or department thereof, or any such right to payment arising from the sale of long distance telephone service, so long as, in each case, the payments related thereto are not commingled with collections in the Lock-Box Accounts) and (ii) any Dealer Financed Receivable.


SECTION 3. TERMINATION DATE. The definition of "TERMINATION DATE" that appears in Appendix A to the Receivables Purchase Agreement is hereby amended by deleting the date "August 20, 1998" that appears in PARAGRAPH (d) thereof and substituting therefor the date "August 20, 1999".

SECTION 4. REPRESENTATIONS AND WARRANTIES. Each Seller Party hereby jointly and severally represents and warrants that (i) the representations and warranties contained in SECTION 6.01 of the Receivables Purchase Agreement are true and correct on and as of the date hereof, and after giving effect hereto, as though made on and as of such date, and shall be deemed to have been made on such date and (ii) no event has occurred and is continuing, or would result from this Amendment, that constitutes a Liquidation Event or Unmatured Liquidation Event.

SECTION 5. MISCELLANEOUS. The Receivables Purchase Agreement, as amended hereby, remains in full force and effect. Any reference to the Receivables Purchase Agreement from and after the date hereof shall be deemed to refer to the Receivables Purchase Agreement as amended hereby, unless otherwise expressly stated. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. This Amendment may be executed in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. The Seller Parties, jointly and severally, hereby agree to pay on demand all costs and expenses, including reasonable attorneys' fees, incurred by the Purchaser, the Relationship Bank or the Administrator in connection with the preparation or execution of this Amendment.


                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunder duly authorized, as of the date first above written.

                    INACOM FINANCE CORP.


                    By:/s/ Pat Fitzgerald
                       --------------------------------
                    Name Printed: Patrick Fitzgerald
                                 -----------------------
                    Its: Director of Financial Services
                         --------------------------------
                         Assistant Treasurer


                    INACOM CORP.


                    By:/s/ Pat Fitzgerald
                       -----------------------------------
                    Name Printed: Patrick Fitzgerald
                                  ------------------------
                    Its: Director of Financial Services
                        ----------------------------------
                        Assistant Treasurer

                    CLIPPER RECEIVABLES CORPORATION


                    By:/s/ Tiffany Percival
                       -----------------------------------
                    Name Printed: Tiffany Percival
                                  ------------------------
                    Its:      Vice President
                         ---------------------------------


                    STATE STREET BOSTON CAPITAL CORPORATION, as Administrator


                    By:/s/ Paul Schmieder
                       --------------------------------------
                    Name Printed: Paul Schmieder
                                  ---------------------------
                    Its:      Senior Associate
                        -------------------------------------


                    NORWEST BANK MINNESOTA, N.A.,
                    as Relationship Bank


                    By:/s/ Alan R. Trimetz
                       -------------------------------------
                    Name Printed: Alan R. Trimetz
                                  ---------------------------
                    Its:      Vice President
                         ------------------------------------

                                                            Second Amendment to
                                                 Receivables Purchase Agreement

                       FIRST AMENDMENT TO AMENDED AND RESTATED
                            RECEIVABLES PURCHASE AGREEMENT


FIRST AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of May 31, 1996, by and among INACOM CORP., ("Inacom"), INACOM FINANCE CORP., ("IFC") CLIPPER RECEIVABLES CORPORATION, ("Clipper"), STATE STREET BOSTON CAPITAL CORPORATION, ("State Street"), and NORWEST BANK MINNESOTA, N.A., ("Norwest").


                                       RECITALS

WHEREAS, InaCom, IFC, Clipper, State Street and Norwest previously entered into an Amended and Restated Receivables Purchase Agreement (the "Agreement") dated as of August 21, 1995.

WHEREAS, InaCom is considering the sale of convertible subordinated debentures in an amount not to exceed eighty-six million two hundred fifty thousand dollars ($86,250,000) (the "Debenture").

WHEREAS, the indebtedness evidenced by the Debenture will be unsecured.

WHEREAS, the parties desire to amend the Agreement to clarify certain provisions relating to the Debenture.

NOW THEREFORE, in consideration of the above recitals and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                      AGREEMENT

1.   The Agreement is amended in the following respects:

          a. The amount of the Debenture shall be treated as stockholders' equity of InaCom for purposes of defining "Tangible Net Worth."

          b. The amount of the Debenture shall not be included within the definition of "Total Liabilities" of InaCom.

2. Except as expressly amended hereby, the parties hereto agree that the Agreement and all documents and agreements executed in connection therewith are ratified and confirmed and shall continue in full force and effect.

3. This Amendment may be signed in any number of counterparts each of which shall constitute an original and all of which together shall constitute one and the same document. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of day and year first above written.

     INACOM CORP.                  CLIPPER RECEIVABLES CORPORATION

      /s/ Leon Kerkman                   /s/ Tiffany Percival
     ---------------------              -------------------------
     By:  Leon Kerkman             By:   TIFFANY PERCIVAL
     Its: Assistant Secretary      Its:  Vice President

     INACOM FINANCE CORP.          STATE STREET BOSTON CAPITAL CORPORATION

      /s/ Leon Kerkman                   /s/ Jeffrey R. Noord----
     -------------------------           ------------------------
     By:  Leon Kerkman             By:   Jeffrey R. Noord----
     Its: Assistant Secretary      Its:  Senior Associate

                                   NORWEST BANK MINNESOTA, N.A.

                                         /s/ Brent Clossey
                                         ------------------------
                                   By:   Vice President
                                   Its:  Brent Clossey